November 1, 2017


First Trust Exchange-Traded Fund III
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


Re:   12b-1 Plan Extension Letter for First Trust Exchange-Traded
      Fund III (the "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                            Very Truly Yours,

                                            FIRST TRUST PORTFOLIOS L.P.

                                             /s/ James M. Dykas
                                            ------------------------------
                                            James M. Dykas
                                            Chief Financial Officer and
                                            Managing Director

AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED FUND III

 /s/ Donald P. Swade
-------------------------------------
Donald P. Swade
Chief Financial Officer and Treasurer

                                   EXHIBIT A

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FUNDS                                                            DATES
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First Trust Exchange-Traded Fund III
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First Trust Horizon Managed Volatility Developed
   International ETF                                           12/01/2018
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First Trust Horizon Managed Volatility Domestic ETF            12/01/2018
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